Exhibit 99.1

Interleukin Genetics Announces Changes in Executive Management; Move Signals Shift to Commercial Priorities

    WALTHAM, Mass.--(BUSINESS WIRE)--March 31, 2006--Interleukin Genetics, Inc. (AMEX:ILI) today announced changes in its executive management team intended to accelerate development and commercialization of products utilizing its genetic based intellectual property.
    Kenneth S. Kornman, DDS, Ph.D., founder, President and Chief Scientific Officer of the Company, will assume the additional role of Chief Executive Officer, effective immediately. Dr. Kornman will continue to oversee the relationship with the Company's primary strategic partner, Alticor, to facilitate the launch of genetic tests globally.
    The Company also announced the addition of Gregg Mayer as Chief Business Officer. Mr. Mayer has extensive business strategy, marketing and product commercialization experience with Abbott Diagnostics, Chiron Diagnostics, and most recently at EPIX Pharmaceuticals where he was Vice President of Strategic Marketing and Communications. Mr. Mayer will lead the efforts to build product and testing revenues beyond the current commercialization partnership with Alticor.
    Philip R. Reilly, MD, JD will continue in his position as Chairman of the Board of Directors but has stepped down as CEO. This will allow Dr. Reilly to focus exclusively on growing Interleukin's genetic testing business. He has signed a two-year part-time employment agreement with the Company and will develop genetic testing opportunities with executive management while continuing to provide valuable strategic insight to the Board.
    Dr. Ramon Mohanlal, who joined the Company last year as Chief Medical officer, will continue to lead the business strategy and product development in therapeutics and pharmacogenetics.
    "We are very pleased to announce these important changes to our executive team," said Dr. Reilly. "As we focus the Company's priorities on providing genetic testing services and developing new therapeutic and preventive products, we are reshaping the management responsibilities to support these strategic business objectives, " Dr. Reilly added. "Having served the Company as CEO for six years, I believe that I can best serve the Company and its shareholders by working to maximize the success and expansion of our genetic testing business. In addition, I look forward to expanding and supporting the application of the science and technology of genetic testing, long a special interest of mine, and a key to the future growth of Interleukin Genetics in the near term."
    Dr. Kornman, who founded the Company more than a decade ago, is deeply committed to making Interleukin Genetics a leader in the new field of personalized health care. Two years ago the Company began building a genetic testing lab. "It is certainly gratifying to see the genetic testing laboratory processing hundreds of tests daily derived from our intellectual property," said Dr. Kornman. "I am especially excited about working with our strategic partner, Alticor, as we expand this business globally. "As we look to grow our Company through new channels," added Dr. Kornman, "Gregg Mayer, who has had a long, successful career in both the medical diagnostics and biotechnology sectors, brings the partnering expertise Interleukin needs. In addition to his deep experience in commercializing diagnostic products, Gregg has the skills to help drive other lines of business that we plan to pursue."

    About Interleukin

    Interleukin Genetics is a biotechnology company focused on developing personalized health products. The company uses functional genomics to help in the development of risk assessment tests, pharmacogenetic tests, nutritional and therapeutic products based on the genetic variations in people. Interleukin's current programs focus on cardiovascular disease, osteoporosis, periodontal disease and weight management. Interleukin expects that these programs will lead to products that will personalize the selection of nutritional and therapeutic products and enable the managed care industry to improve patient care and better allocate resources. For more information about Interleukin and its ongoing programs, please visit http://www.ilgenetics.com.

    Certain statements contained herein are "forward-looking" statements including statements regarding our ability to develop diagnostic, personalized nutritional and therapeutic products to prevent or treat diseases of inflammation and other genetic variations, our ability to screen nutritional compounds for their effects on inflammatory responses and other genetic variations, given specific genetic patterns and our ability to make progress in advancing our core technologies. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, our ability to develop diagnostic, personalized nutritional and therapeutic products to prevent or treat diseases of inflammation and other genetic variations, our ability to screen nutritional compounds for their effects on inflammatory responses and other genetic variations, given specific genetic patterns, our ability to obtain and maintain CLIA certification of our CLIA registered testing laboratory, our ability to complete all of our key milestones with regard to Alticor programs, our ability to make progress in advancing our core technologies and our ability to launch new commercial products and those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission. We disclaim any obligation or intention to update these forward-looking statements.

    CONTACT: For Interleukin Genetics:
             Kenneth S. Kornman, 781-398-0700